Exhibit 99.1

Customers Bancorp
1015 Penn Avenue
Wyomissing, PA 19610
Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Robert Wahlman, CFO 610-743-8074
Bob Ramsey, Director of Investor Relations and Strategic Planning 484-926-7118

Customers Bancorp Reports Net Income
For Second Quarter 2018

● Customers Bancorp, Inc.'s ("CUBI") second quarter 2018 ("Q2 2018") net income to common shareholders was $20.0 million, or $0.62 per diluted share. CUBI's six month net income to common shareholders was $40.6 million, or $1.26 per diluted share. Q2 2018 results include $869,000 of merger and acquisition related charges, or $0.02 per diluted share
● The Community Business Banking segment net income to common shareholders for Q2 2018 totaled $23.4 million, or $0.72 per diluted share, and for the six month period totaled $44.9 million, or $1.39 per diluted share. The segment's adjusted net income to common shareholders (a non-GAAP measure) for Q2 2018 totaled $23.5 million, or $0.73 per diluted share, and for the six month period totaled $45.0 million, or $1.39 per diluted share
● Adjusted for merger and acquisition related charges, securities gains and impairment losses, and depreciation and amortization catch-up adjustments, the adjusted Q2 2018 diluted earnings per share (a non-GAAP measure) increased 10% from second quarter 2017 ("Q2 2017"); however, the Community Business Banking segment adjusted earnings (a non-GAAP measure) were relatively flat year-over-year
● In Q2 2018, the return on average assets ("ROAA") was 0.89% and the ROAA for the Community Business Banking segment was 1.02%
● The BankMobile segment, which is expected to be spun off to shareholders and merged into Flagship Community Bank, reported a net loss for Q2 2018 of $3.3 million, or $0.10 per diluted share, and for the six month period lost $4.3 million, or $0.13 per diluted share. Included in its results are $0.02 of merger and acquisition related charges in Q2 2018. Adjusted for merger and acquisition related charges and depreciation and amortization catch-up adjustments, Q2 2018 losses improved to $(0.08) from $(0.14) in Q2 2017
● Total assets at June 30, 2018 were $11.1 billion, compared to $10.9 billion at June 30, 2017
● Commercial and industrial loans at June 30, 2018 increased $306 million, or 21.1%, from June 30, 2017
● Net interest margin, tax equivalent ("NIM") (a non-GAAP measure) was 2.62% in Q2 2018, compared to 2.67% in Q1 2018 and 2.78% in Q2 2017; seasonal reductions in BankMobile's non-interest bearing deposits reduced NIM approximately 4 basis points from first quarter 2018 ("Q1 2018")
● The Q2 2018 provision for loan losses decreased $1.3 million from Q2 2017 to a benefit of $0.8 million as a result of the resolution of problem loans, slower asset growth, and outstanding asset quality
● Q2 2018 book value per common share was $22.70 and tangible book value per common share (a non-GAAP measure) was $22.15. Book value per common share has increased at a compound annual growth rate of 10.3% over the past five years

● The BankMobile spin-off and merger are tracking to plan, with divestiture anticipated by or shortly after September 30, 2018
● CUBI common stock, with a July 20, 2018 closing price of $28.69 was trading at 8.72x the consensus 2019 earnings estimate, and 1.30x tangible book value (a non-GAAP measure).

Wyomissing, PA - July 25, 2018 - Customers Bancorp, Inc. (NYSE: CUBI), the parent company of Customers Bank (collectively “Customers”), reported net income to common shareholders of $20.0 million for Q2 2018, compared to $20.1 million for Q2 2017, a decrease of $0.1 million, or 0.29%, and $20.5 million for Q1 2018, a decrease of $0.5 million, or 2.33%. Fully diluted earnings per common share for Q2 2018 was $0.62, compared to $0.64 for Q1 2018 and $0.62 for Q2 2017.

Customers' Community Business Banking segment reported Q2 2018 net income to common shareholders of $23.4 million, which was relatively flat over Q2 2017, increased 8.67% from $21.5 million for Q1 2018. Adjusted for securities gains and impairment losses, the segment's adjusted earnings (a non-GAAP measure) in Q2 2018 of $23.5 million increased 9.36% from $21.5 million in Q1 2018.

Customers also reported net income to common shareholders of $40.6 million for the six months ended June 30, 2018, compared to net income to common shareholders of $42.2 million for the six months ended June 30, 2017. Fully diluted earnings per common share for the six months ended June 30, 2018 was $1.26, compared to $1.29 for the six months ended June 30, 2017. Adjusted for merger and acquisition related charges, securities gains and impairment losses, and depreciation and amortization catch-up adjustments, Customers' six month net income available to common shareholders (a non-GAAP measure) totaled $41.4 million, a 7.62% increase compared to $38.5 million for the first six months of 2017.

“Our Community Business Banking segment, the core business of Customers once the BankMobile spin-off has been completed, generated adjusted earnings (a non-GAAP measure) of $23.5 million, or $0.73 per share, a 9.1% increase in earnings from Q1 2018 but roughly flat year-over-year. The benefits of Customers' strong credit quality and disciplined underwriting were particularly evident this quarter as our reserve methodology resulted in a release of reserves, even as we maintained an allowance for loan losses equal to 149% of our nonperforming loans," stated Jay Sidhu, CEO and Chairman of Customers Bank. "Subject to final regulatory approvals, we anticipate spinning off BankMobile by or shortly after September 30, 2018," Mr. Sidhu concluded.

Strategic Priorities

Grow and Improve Financial Performance of the Community Business Banking Segment; Target in Excess of 1.1% ROAA

Priorities for the Community Business Banking segment in 2018 include strong risk management, core deposit growth, and a focus on net interest margin.  Customers targets an ROAA in excess of 1.10% and a return on tangible common equity ("ROTCE") (a non-GAAP measure) greater than 12% for this segment. Longer term, the Community Business Banking segment is targeting a net interest margin greater than 2.75%, a compound annual growth rate of 10% to 15% in EPS, and an efficiency ratio in the low forties.

In Q2 2018, the Community Business Banking segment reported net income of $23.4 million ($0.72 per diluted share), which included the funds transfer pricing cost paid by the segment for use of BankMobile’s deposits at a rate of 3.03% of those deposits. For Q2 2018, the segment reported an ROAA of 1.02% and an ROTCE of 13.7%.

Credit quality at Customers Bank is very strong, as measured by the low level of nonperforming loans (0.29% of total loans at June 30, 2018); however, Customers' below average credit risk appetite is also reflected in below industry average asset yields and a more narrow net interest margin. This narrower NIM is mitigated with a significantly better than peer-average non-interest expense to asset ratio.  Customers continues to combat the pressures of a flat yield curve and rising rates by focusing on favorable balance sheet mix shifts. Customers recently announced its entry into non-QM residential mortgage lending. Simultaneously, Customers has been deemphasizing its multi-family business. Beginning in late 2017, Customers began to significantly limit originations of loans yielding less than 5%. Customers' deposit strategy is to look at the total cost of deposits as the sum of operating and interest costs. Customers’ branch light model, with a focus on cost control, is reflected in dramatically lower operating expenses than the industry - operating expenses in the Community Business Banking segment were equal to 1.42% of average assets in Q2 2018, which Customers believes is over 125 basis points lower than the industry overall. Core deposit growth is a strategic priority for Customers. Early in July, Customers launched a new digital, on-line banking business with a goal of gathering retail deposits without branches at an average cost that is below its current marginal cost of borrowing.

Increase Capital Ratios

Total shareholders' equity at June 30, 2018 increased $25.9 million, or 2.85%, from June 30, 2017 to $936.2 million. The estimated total risk-based capital ratio was approximately 12.7% for Q2 2018, compared to 12.4% for Q2 2017. The estimated common equity Tier 1 capital ratio was approximately 8.7% for Q2 2018, compared to 8.3% for Q2 2017. The estimated Tier 1 leverage capital ratio was approximately 8.9% for Q2 2018, compared to 8.7% for Q2 2017. The tangible common equity to tangible assets ratio (a non-GAAP measure) was 6.3% at June 30, 2018, compared to 6.2% at June 30, 2017.

"We continue to target a Tier I leverage capital ratio of 9.0% or higher and a total risk-based capital ratio of around 13.0%," Mr. Sidhu stated. "We expect our capital ratios to increase in the later part of 2018 as balance sheet growth moderates further, given seasonal declines in the mortgage warehouse business and our de-emphasis of multi-family lending" concluded Mr. Sidhu.

Grow and Successfully Divest the BankMobile Segment in 2018

BankMobile, a division of Customers Bank, operates a branchless digital bank offering very low cost banking services to its 1.8 million checking account holders, of which 1.0 million are active deposit customers. Deposit balances were approximately $420 million at June 30, 2018. The BankMobile segment reported a net loss of $3.3 million for Q2 2018, including $869,000, or $0.02 per diluted share, in merger and acquisition related charges. These charges include professional services expenses incurred in connection with the planned spin-off of the BankMobile business as well as expenses resulting from the 2016 acquisition of the Disbursements business. Results include the funds transfer pricing benefit for the originated deposits at a rate of 3.03%. Deposits generated by the BankMobile business averaged $468 million for Q2 2018.

During the third quarter of 2017, Customers decided that the best strategy for its shareholders for divesting BankMobile was to spin-off BankMobile to Customers’ shareholders subject to an agreement with Flagship Community Bank ("Flagship") for Flagship to acquire the BankMobile business. Flagship has filed its confidential Form 10 registration statement with the FDIC to register its class of common stock in connection with its expected listing on a national securities exchange, and the BankMobile spin-off subsidiary has filed its confidential Form 10 registration statement with the SEC to facilitate the spin-off and merger into Flagship. Public versions of the filings will be made closer to the spin-off date. Once approvals of the transactions and filings are received from the appropriate regulators, Customers will announce the record date for the distribution of the BankMobile spin-off subsidiary shares to Customers' shareholders. Following the spin-off of the BankMobile spin-off subsidiary from Customers and merger with Flagship, Customers and Flagship/BankMobile will be entirely separate entities. Customers will retain no ownership in the BankMobile business, there will be no common employees, facilities, or functions beyond certain temporary support services to BankMobile for an estimated six months according to the terms of a transition services agreement and one common director. Subject to regulatory approvals, the BankMobile spin-off and merger are anticipated by or shortly after September 30, 2018.

Q2 2018 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended June 30, 2018 and the preceding four quarters, respectively:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per-share data)
	Q2	Q1	Q4	Q3	Q2
	2018	2018	2017	2017	2017

Net income available to common shareholders	$20,048	$20,527	$18,000	$4,139	$20,107
Basic earnings per common share ("EPS")	$0.64	$0.65	$0.58	$0.13	$0.66
Diluted EPS	$0.62	$0.64	$0.55	$0.13	$0.62
Average common shares outstanding - basic	31,564,893	31,424,496	30,843,319	30,739,671	30,641,554
Average common shares outstanding - diluted	32,380,662	32,273,973	32,508,030	32,512,692	32,569,652
Shares outstanding period end	31,669,643	31,466,271	31,382,503	30,787,632	30,730,784
Return on average assets	0.89%	0.95%	0.84%	0.29%	0.93%
Return on average common equity	11.32%	11.73%	10.11%	2.33%	11.84%
Net interest margin, tax equivalent (1)	2.62%	2.67%	2.79%	2.62%	2.78%
Efficiency ratio	64.35%	60.84%	62.42%	68.55%	58.15%
Non-performing loans (NPLs) to total loans (including held-for-sale loans)	0.29%	0.26%	0.30%	0.33%	0.21%
Reserves to non-performing loans	149.25%	173.02%	146.36%	130.83%	204.59%
Net charge-offs	$427	$633	$1,130	$2,495	$1,960
Annualized net charge-offs to average total loans	0.02%	0.03%	0.05%	0.11%	0.09%
Tier 1 capital to average assets (leverage ratio) (2)	8.87%	9.03%	8.94%	8.35%	8.66%
Common equity Tier 1 capital to risk-weighted assets (2)	8.69%	8.51%	8.81%	8.28%	8.28%
Tier 1 capital to risk-weighted assets (2)	11.26%	11.11%	11.58%	10.94%	10.96%
Total capital to risk-weighted assets (2)	12.66%	12.55%	13.05%	12.40%	12.43%
Tangible common equity to tangible assets (3)	6.33%	6.36%	7.00%	6.47%	6.21%
Book value per common share	$22.70	$22.30	$22.42	$22.51	$22.54
Tangible book value per common share (period end) (4)	$22.15	$21.74	$21.90	$21.98	$21.97
Period end stock price	$28.38	$29.15	$25.99	$32.62	$28.28

(1) Non-GAAP measure calculated as GAAP net interest income, plus tax equivalent interest using an estimated 26% tax rate for Q2 2018 and Q1 2018, and an estimated 35% tax rate for Q4 2017, Q3 2017, and Q2 2017, divided by average interest earning assets.

(2) Regulatory capital ratios are estimated for Q2 2018.
(3) Non-GAAP measure calculated as GAAP total shareholders' equity less preferred stock and goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(4) Non-GAAP measure calculated as GAAP total shareholders' equity less preferred stock and goodwill and other intangibles divided by common shares outstanding at period end.

Net interest income

Q2 2018 net interest income of $67.3 million decreased $1.3 million, or 1.87%, from Q2 2017 as the increase in average interest earning assets of $435.7 million, or 4.40%, was offset by a 16 basis point reduction in net interest margin, tax equivalent (a non-GAAP measure) to 2.62%. Q2 2018 net interest income of $67.3 million increased $2.3 million, or 3.5%, from Q1 2018 due to a $448.3 million, or 4.54%, increase in average interest earning assets, offset in part by a 5 basis point reduction in net interest margin to 2.62%. About 4 basis points of net interest margin compression resulted from the seasonal reduction in BankMobile's low cost deposits.

"The sequential quarter net interest margin compression was principally caused by rising funding costs and the seasonal reduction in BankMobile's non-interest bearing deposits," said Robert Wahlman, Customers Bancorp's CFO. "Customers' interest rate sensitivity objective is to limit sensitivity and the impact of a flat curve and rising rates over time. Our challenge for the second half of 2018 and into 2019 is balancing deposit growth with deposit costs in a competitive, rising rate, flat yield curve environment. We will continue to focus on originating lower cost, core deposits, disciplined loan pricing and remixing our assets as we work to combat margin pressure," concluded Mr. Wahlman.

Total loans outstanding, including loans held for sale, increased $133.2 million, or 1.48%, to $9.1 billion as of June 30, 2018, compared to total loans of $9.0 billion as of June 30, 2017. Commercial and industrial loans increased $305.8 million to $1.8 billion, up 21.1% over June 30, 2017. Commercial loans to mortgage companies decreased $171.3 million to $2.0 billion, a decrease of 7.94% over June 30, 2017. Multi-family loans decreased $7.6 million to $3.5 billion, a decrease of 0.21% over June 30, 2017. Commercial non-owner-occupied real estate loans decreased $60.0 million to $1.2 billion, down 4.94% from June 30, 2017. Consumer loans, including residential mortgage, increased $36.6 million to $0.6 billion and make up only about 6% of the loan portfolio.

Total deposits decreased $179.4 million, or 2.40%, to $7.3 billion as of June 30, 2018, compared to total deposits of $7.5 billion as of June 30, 2017. The largest decrease was $370.2 million, or 15.2%, in time deposits, which was partly offset by a $264.0 million, or 73.5%, increase in interest bearing demand deposits. During Q2 2018, total deposits increased $253 million, or 14%, annualized, compared to Q1 2018.

Provision and Credit

The Q2 2018 provision for loan losses decreased $1.3 million from Q2 2017 to a benefit of $0.8 million. The Q2 2018 release of $0.8 million in reserves resulted from continued strong asset quality and better than expected resolution of specific problem loans, offset in part by $0.3 million of provision for loan growth. Net charge-offs for Q2 2018 were $0.4 million, or 2 basis points of annualized net charge-offs to average loans, compared to Q2 2017 net charge-offs of $2.0 million. There were no significant changes in Customers' methodology that affected the Q2 2018 allowance for loan losses estimate.
Risk management is a critical component of how Customers creates long-term shareholder value, and Customers believes that asset quality is one of the most important risks in banking to be understood and managed. Customers believes that asset quality risks must be diligently addressed during good economic times with prudent underwriting standards so that when the economy deteriorates the bank's capital is sufficient to absorb all losses without threatening its ability to operate and serve its community and other constituents. "Customers' non-performing loans at June 30, 2018 were only 0.29% of total loans, compared to our peer group non-performing loans of approximately 0.82% in the most recent period available, and industry average non-performing loans of 1.26% in the most recent period available. Our expectation is superior asset quality performance in good times and in difficult years," said Mr. Sidhu.

Non-interest income
In Q2 2018, non-interest income decreased $2.3 million, or 12.31%, from Q2 2017 to $16.1 million. The decline from the year ago period was largely a result of decreases in BankMobile's interchange and card revenue of $2.3 million, mortgage warehouse transactional fees of $0.6 million and deposit fees of $0.5 million. Interchange and card revenue of $6.4 million for Q2 2018 is presented net of $1.2 million of debit and prepaid card interchange expense as a result of adopting the new revenue recognition standard in Q1 2018 on a modified retrospective basis. If Q2 2017 was presented on a consistent basis with Q2 2018, the reported amount of interchange and card revenue of $8.6 million would have been $7.4 million. In Q2 2017, debit and prepaid card interchange expense of $1.3 million was presented as technology, communication and bank operations expense within non-interest expense. BankMobile continues to focus on implementing its "Customers for Life" model and decrease its reliance on Disbursement related deposits. In Q2 2017, Customers also realized $3.2 million of gains from the sale of its investment securities. These decreases in non-interest income in Q2 2018 were offset in part by the increase in income from commercial leases of $1.1 million during Q2 2018.

Non-interest expense

Non-interest expenses totaled $53.8 million, an increase of $3.3 million from Q2 2017, or 6.62%. Salaries and employee benefits increased $4.1 million as Customers continues to hire new team members in the markets it serves. Technology, communication, and bank operations expense increased $2.4 million, given the continued investment in the BankMobile segment infrastructure and Customers' recent system conversion. Technology, communication, and bank operations expense of $11.3 million for Q2 2018 excludes debit and prepaid card interchange expense of $1.2 million, which was reported as a reduction in interchange and card revenue within non-interest income upon adoption of the new revenue recognition standard in Q1 2018. If Q2 2017 was presented on a consistent basis with Q2 2018, the reported amount of technology, communication and bank operations expense of $8.9 million would have been $7.6 million. These increases were partially offset by decreases in professional services of $2.4 million, which can vary from quarter to quarter. The Community Business Banking segment's non-interest expenses, which exclude the effect of BankMobile, increased by $7.2 million in Q2 2018 when compared to Q2 2017 primarily as a result of increased salaries and employee benefits of $5.1 million mainly due to salary increases and increased headcount. The BankMobile segment's costs declined by $3.8 million to $16.0 million in Q2 2018 from Q2 2017 as compensation costs and costs for outside services declined. The Q2 2018 efficiency ratio was 64.4% and the Q2 2018 efficiency ratio for the Community Business Banking segment was 52.8%.

Tax

The provision for income tax expense for Q2 2018 was $6.8 million, resulting in an effective tax rate of 22.4%, compared to 23.5% in Q1 2018. Customers currently estimates a 2018 effective tax rate of approximately 24.0%.

Profitability

Customers' return on average assets was 0.89% in Q2 2018, compared to 0.93% in Q2 2017, and its return on average common equity was 11.3% in Q2 2018, compared to 11.8% in Q2 2017. The return on average assets for the Community Business Banking segment was 1.02%, compared to 1.07% in Q2 2017.

Managing Commercial Real Estate Concentration Risks and Providing High Net Worth Families Loans for Their Multi-Family Holdings

Customers' total commercial real estate ("CRE") loan exposures subject to regulatory concentration guidelines of $4.7 billion as of June 30, 2018 included construction loans of $99.6 million, multi-family loans of $3.5 billion, and non-owner occupied commercial real estate loans of $1.1 billion, which represent 392% of total risk-based capital on a combined basis, a reduction from 421% as of June 30, 2017. Customers' loans subject to regulatory CRE concentration guidelines had 3 year cumulative growth of 46.3% in Q2 2018, a deceleration from 86.6% in Q2 2017. "In a flat curve environment, we will continue to deemphasize lower yielding multi-family loans and certain CRE loans," stated Mr. Sidhu.

Customers' loans collateralized by multi-family properties were approximately 294% of total risk-based capital at June 30, 2018. Customers' multi-family exposures are focused principally on loans to high net worth families collateralized by multi-family properties that are of modest size and subject to what Customers believes are conservative underwriting standards. Customers believes it has a strong risk management process to manage the portfolio risks prospectively and that this portfolio will perform well even under a stressed scenario. Following are some key characteristics of Customers' multi-family loan portfolio:

•	Principally concentrated in New York City with an emphasis on properties subject to some type of rent control; and principally to high net worth families;

•	Average loan size is $6.7 million;

•	Median annual debt service coverage ratio is 136%;

•	Median loan-to-value for the portfolio is 66.9%;

•	All loans are individually stressed with an increase of 1% and 2% to the cap rate and an increase of 1.5% and 3% in loan interest rates;

•	All properties are inspected prior to a loan being granted and inspected thereafter on an annual basis by dedicated portfolio managers or outside inspectors; and

•	Credit approval process is independent of customer sales and portfolio management process.

Conference Call
Date:            Wednesday, July 25, 2018
Time:            5:00 PM ET
US Dial-in:        888-523-1194
International Dial-in:    719-884-1601
Participant Code:    739801

Please dial in at least 10 minutes before the start of the call to ensure timely participation. Slides accompanying the presentation will be available on the company's website at http://customersbank.com/investor_relations.php prior to the call. A playback of the call will be available beginning Wednesday, July 25, 2018 at 8:00 PM ET until 8:00 PM ET on August 24, 2018. To listen, call within the United States 888-203-1112 or 719-457-0820 when calling internationally. Please use the replay pin number 1229607.

Institutional Background
Customers Bancorp, Inc. is a bank holding company located in Wyomissing, Pennsylvania engaged in banking and related businesses through its bank subsidiary, Customers Bank. Customers Bank is a community-based, full-service bank with assets of approximately $11.1 billion. A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender that provides a range of banking services to small and medium-sized businesses, professionals, individuals and families through offices in Pennsylvania, the District of Columbia, Illinois, New York, Rhode Island, Massachusetts, New Hampshire and New Jersey. Committed to fostering customer loyalty, Customers Bank uses a High Tech/High Touch strategy that includes use of industry-leading technology to provide customers better access to their money, as well as Concierge Banking® by appointment at customers’ homes or offices 12 hours a day, seven days a week. Customers Bank offers a continually expanding portfolio of loans to small businesses, multi-family projects, mortgage companies and consumers.

Customers Bancorp, Inc.'s voting common shares are listed on the New York Stock Exchange under the symbol CUBI. Additional information about Customers Bancorp, Inc. can be found on the company’s website, www.customersbank.com.

“Safe Harbor” Statement
In addition to historical information, this press release may contain "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.'s strategy regarding BankMobile, the possibility of events, changes or other circumstances occurring or existing that could result in the planned spin-off and merger of BankMobile not being completed in the anticipated time frame or at all, the possibility that the planned spin-off and merger of BankMobile may be more expensive to complete than anticipated, the possibility that the expected benefits of the planned transactions to Customers and its shareholders may not be achieved, the possibility of Customers incurring liabilities relating to the disposition of BankMobile, or the possible effects on Customers' results of operations if the planned spin-off and merger of BankMobile are not completed in a timely fashion or at all also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements.  Further, Customers' expectations with respect to the effects of the new tax law could be affected by future clarifications, amendments, and interpretations of such law. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	Q2	Q1	Q4	Q3	Q2
	2018	2018	2017	2017	2017
Interest income:
Loans receivable, including fees	$74,238	$66,879	$70,935	$67,107	$67,036
Loans held for sale	21,002	19,052	20,294	21,633	17,524
Investment securities	9,765	8,672	4,136	7,307	7,823
Other	2,634	2,361	2,254	2,238	1,469
Total interest income	107,639	96,964	97,619	98,285	93,852

Interest expense:
Deposits	24,182	19,793	18,649	18,381	16,228
Other borrowings	3,275	3,376	3,288	3,168	1,993
FHLB advances	11,176	7,080	5,697	7,032	5,340
Subordinated debt	1,684	1,684	1,685	1,685	1,685
Total interest expense	40,317	31,933	29,319	30,266	25,246
Net interest income	67,322	65,031	68,300	68,019	68,606
Provision for loan losses	(784)	2,117	831	2,352	535
Net interest income after provision for loan losses	68,106	62,914	67,469	65,667	68,071

Non-interest income:
Interchange and card revenue	6,382	9,661	9,780	9,570	8,648
Mortgage warehouse transactional fees	1,967	1,887	2,206	2,396	2,523
Bank-owned life insurance	1,869	2,031	1,922	1,672	2,258
Deposit fees	1,632	2,092	2,121	2,659	2,133
Gain on sale of SBA and other loans	947	1,361	1,178	1,144	573
Mortgage banking income	205	121	173	257	291
Gain on sale of investment securities	—	—	268	5,349	3,183
Impairment loss on investment securities	—	—	—	(8,349)	(2,882)
Other	3,125	3,757	2,092	3,328	1,664
Total non-interest income	16,127	20,910	19,740	18,026	18,391

Non-interest expense:
Salaries and employee benefits	27,748	24,925	25,948	24,807	23,651
Technology, communication and bank operations	11,322	9,943	12,637	14,401	8,910
Professional services	3,811	6,008	7,010	7,403	6,227
Occupancy	3,141	2,834	2,937	2,857	2,657
FDIC assessments, non-income taxes, and regulatory fees	2,135	2,200	1,290	2,475	2,416
Merger and acquisition related expenses	869	106	410	—	—
Loan workout	648	659	522	915	408
Advertising and promotion	319	390	361	404	378
Other real estate owned expense	58	40	20	445	160
Other	3,699	5,175	3,653	7,333	5,606
Total non-interest expense	53,750	52,280	54,788	61,040	50,413
Income before income tax expense	30,483	31,544	32,421	22,653	36,049
Income tax expense	6,820	7,402	10,806	14,899	12,327
Net income	23,663	24,142	21,615	7,754	23,722
Preferred stock dividends	3,615	3,615	3,615	3,615	3,615
Net income available to common shareholders	$20,048	$20,527	$18,000	$4,139	$20,107

Basic earnings per common share	$0.64	$0.65	$0.58	$0.13	$0.66
Diluted earnings per common share	$0.62	$0.64	$0.55	$0.13	$0.62

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED - UNAUDITED
(Dollars in thousands, except per share data)
	June 30,	June 30,
	2018	2017
Interest income:
Loans receivable, including fees	$141,117	$128,497
Loans held for sale	40,054	31,470
Investment securities	18,437	13,710
Other	4,996	3,269
Total interest income	204,604	176,946

Interest expense:
Deposits	43,975	30,551
Other borrowings	6,651	3,600
FHLB advances	18,256	8,401
Subordinated debt	3,369	3,370
Total interest expense	72,251	45,922
Net interest income	132,353	131,024
Provision for loan losses	1,333	3,585
Net interest income after provision for loan losses	131,020	127,439

Non-interest income:
Interchange and card revenue	16,043	22,158
Bank-owned life insurance	3,900	3,624
Mortgage warehouse transactional fees	3,854	4,743
Deposit fees	3,724	5,260
Gain on sale of SBA and other loans	2,308	1,901
Mortgage banking income	325	446
Impairment loss on investment securities	—	(4,585)
Gains on sale of investment securities	—	3,183
Other	6,883	4,414
Total non-interest income	37,037	41,144

Non-interest expense:
Salaries and employee benefits	52,673	44,763
Technology, communication and bank operations	21,266	18,827
Professional services	9,820	13,739
Occupancy	5,975	5,371
FDIC assessments, non-income taxes, and regulatory fees	4,335	4,141
Loan workout	1,307	929
Advertising and promotion	709	704
Merger and acquisition related expenses	975	—
Other real estate owned expense	98	105
Other	8,873	11,199
Total non-interest expense	106,031	99,778
Income before income tax expense	62,026	68,805
Income tax expense	14,222	19,336
Net income	47,804	49,469
Preferred stock dividends	7,229	7,229
Net income available to common shareholders	$40,575	$42,240

Basic earnings per common share	$1.29	$1.38
Diluted earnings per common share	$1.26	$1.29

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
ASSETS
Cash and due from banks	$22,969	$9,198	$20,388	$13,318	$28,502
Interest-earning deposits	228,757	206,213	125,935	206,162	384,740
Cash and cash equivalents	251,726	215,411	146,323	219,480	413,242
Investment securities, at fair value	1,161,000	1,181,661	471,371	584,823	1,012,605
Loans held for sale	1,931,781	1,875,515	1,939,485	2,113,293	2,255,096
Loans receivable	7,181,726	6,943,566	6,768,258	7,061,338	6,725,208
Allowance for loan losses	(38,288)	(39,499)	(38,015)	(38,314)	(38,458)
Total loans receivable, net of allowance for loan losses	7,143,438	6,904,067	6,730,243	7,023,024	6,686,750
FHLB, Federal Reserve Bank, and other restricted stock	136,066	130,302	105,918	98,611	129,689
Accrued interest receivable	33,956	31,812	27,021	27,135	26,165
Bank premises and equipment, net	11,224	11,556	11,955	12,369	12,996
Bank-owned life insurance	261,121	259,222	257,720	255,683	213,902
Other real estate owned	1,705	1,742	1,726	1,059	2,358
Goodwill and other intangibles	17,150	17,477	16,295	16,604	17,615
Other assets	143,679	140,501	131,498	119,748	113,130
Total assets	$11,092,846	$10,769,266	$9,839,555	$10,471,829	$10,883,548

LIABILITIES AND SHAREHOLDERS' EQUITY
Demand, non-interest bearing deposits	$1,090,744	$1,260,853	$1,052,115	$1,427,304	$1,109,239
Interest-bearing deposits	6,205,210	5,781,606	5,748,027	6,169,772	6,366,124
Total deposits	7,295,954	7,042,459	6,800,142	7,597,076	7,475,363
Federal funds purchased	105,000	195,000	155,000	147,000	150,000
FHLB advances	2,389,797	2,252,615	1,611,860	1,462,343	1,999,600
Other borrowings	186,888	186,735	186,497	186,258	186,030
Subordinated debt	108,929	108,904	108,880	108,856	108,831
Accrued interest payable and other liabilities	70,051	64,465	56,212	59,654	53,435
Total liabilities	10,156,619	9,850,178	8,918,591	9,561,187	9,973,259

Preferred stock	217,471	217,471	217,471	217,471	217,471
Common stock	32,200	31,997	31,913	31,318	31,261
Additional paid in capital	428,796	424,099	422,096	429,633	428,488
Retained earnings	299,990	279,942	258,076	240,076	235,938
Accumulated other comprehensive (loss) income	(33,997)	(26,188)	(359)	377	5,364
Treasury stock, at cost	(8,233)	(8,233)	(8,233)	(8,233)	(8,233)
Total shareholders' equity	936,227	919,088	920,964	910,642	910,289
Total liabilities & shareholders' equity	$11,092,846	$10,769,266	$9,839,555	$10,471,829	$10,883,548

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Three Months Ended
	June 30,		March 31,		June 30,
	2018		2018		2017
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$188,880	1.78%	$184,033	1.53%	$203,460	1.08%
Investment securities	1,213,989	3.22%	1,085,429	3.20%	1,066,277	2.94%
Loans:
Commercial loans to mortgage companies	1,760,519	4.93%	1,591,749	4.69%	1,762,469	4.14%
Multifamily loans	3,561,679	3.90%	3,637,929	3.71%	3,508,619	3.75%
Commercial and industrial	1,713,150	4.75%	1,653,655	4.34%	1,405,150	4.21%
Non-owner occupied commercial real estate	1,269,373	4.05%	1,281,502	3.93%	1,299,809	4.00%
All other loans	482,098	4.85%	330,100	5.07%	542,093	4.36%
Total loans	8,786,819	4.35%	8,494,935	4.10%	8,518,140	3.98%
Other interest-earning assets	139,842	5.15%	116,823	5.79%	105,908	3.48%
Total interest earning assets	10,329,530	4.18%	9,881,220	3.97%	9,893,785	3.80%
Non-interest earning assets	391,660		394,487		371,548
Total assets	$10,721,190		$10,275,707		$10,265,333

Liabilities
Total interest bearing deposits (1)	$5,862,211	1.65%	$5,812,055	1.38%	$6,258,310	1.04%
Borrowings	2,736,644	2.36%	2,182,463	2.25%	1,951,282	1.85%
Total interest bearing liabilities	8,598,855	1.88%	7,994,518	1.62%	8,209,592	1.23%
Non-interest bearing deposits (1)	1,109,527		1,278,947		1,082,799
Total deposits & borrowings	9,708,382	1.67%	9,273,465	1.39%	9,292,391	1.09%
Other non-interest bearing liabilities	84,788		75,307		74,429
Total liabilities	9,793,170		9,348,772		9,366,820
Common equity	710,549		709,464		681,042
Preferred stock	217,471		217,471		217,471
Shareholders' equity	928,020		926,935		898,513
Total liabilities and shareholders' equity	$10,721,190		$10,275,707		$10,265,333

Net interest margin		2.61%		2.66%		2.78%
Net interest margin tax equivalent		2.62%		2.67%		2.78%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 1.39%, 1.13% and 0.89% for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)
(Dollars in thousands)
	Six months ended
	June 30,		June 30,
	2018		2017
	Average Balance	Average yield or cost (%)	Average Balance	Average yield or cost (%)
Assets
Interest earning deposits	$186,470	1.66%	$350,693	0.88%
Investment securities	1,150,064	3.21%	948,657	2.91%
Loans:
Commercial loans to mortgage companies	1,676,601	4.81%	1,622,182	4.07%
Multifamily loans	3,599,593	3.81%	3,423,449	3.73%
Commercial and industrial	1,683,566	4.55%	1,378,085	4.13%
Non-owner occupied commercial real estate	1,275,404	3.99%	1,288,610	3.90%
All other loans	406,519	4.94%	479,242	4.52%
Total loans	8,641,683	4.23%	8,191,568	3.94%
Other interest-earning assets	128,396	5.44%	91,026	3.87%
Total interest earning assets	10,106,613	4.08%	9,581,944	3.72%
Non-interest earning assets	393,066		356,311
Total assets	$10,499,679		$9,938,255

Liabilities
Total interest bearing deposits (1)	$5,837,271	1.52%	$6,237,532	0.99%
Borrowings	2,461,085	2.31%	1,543,154	2.01%
Total interest-bearing liabilities	8,298,356	1.75%	7,780,686	1.19%
Non-interest-bearing deposits (1)	1,193,769		1,198,355
Total deposits & borrowings	9,492,125	1.53%	8,979,041	1.03%
Other non-interest bearing liabilities	80,074		75,876
Total liabilities	9,572,199		9,054,917
Common equity	710,009		665,867
Preferred stock	217,471		217,471
Shareholders' equity	927,480		883,338
Total liabilities and shareholders' equity	$10,499,679		$9,938,255

Net interest margin		2.64%		2.75%
Net interest margin tax equivalent		2.64%		2.76%

(1) Total costs of deposits (including interest bearing and non-interest bearing) were 1.26% and 0.83% for the six months ended June 30, 2018 and 2017, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
SEGMENT REPORTING - UNAUDITED
(Dollars in thousands, except per share amounts)
The following tables present Customers' business segment results for the three and six months ended June 30, 2018 and 2017:

	Three months ended June 30, 2018			Three Months Ended June 30, 2017
	Community Business Banking	BankMobile	Consolidated	Community Business Banking	BankMobile	Consolidated
Interest income (1)	$104,110	$3,529	$107,639	$91,107	$2,745	$93,852
Interest expense	40,182	135	40,317	25,228	18	25,246
Net interest income	63,928	3,394	67,322	65,879	2,727	68,606
Provision for loan losses	(1,247)	463	(784)	535	—	535
Non-interest income	7,465	8,662	16,127	6,971	11,420	18,391
Non-interest expense	37,721	16,029	53,750	30,567	19,846	50,413
Income (loss) before income tax expense (benefit)	34,919	(4,436)	30,483	41,748	(5,699)	36,049
Income tax expense (benefit)	7,910	(1,090)	6,820	14,493	(2,166)	12,327
Net income (loss)	27,009	(3,346)	23,663	27,255	(3,533)	23,722
Preferred stock dividends	3,615	—	3,615	3,615	—	3,615
Net income (loss) available to common shareholders	$23,394	$(3,346)	$20,048	$23,640	$(3,533)	$20,107

Basic earnings (loss) per common share	$0.74	$(0.11)	$0.64	$0.77	$(0.12)	$0.66
Diluted earnings (loss) per common share	$0.72	$(0.10)	$0.62	$0.73	$(0.11)	$0.62
(1) - Amounts reported include funds transfer pricing of $3.5 million and $2.7 million for the three months ended June 30, 2018 and 2017, respectively

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017
	Community Business Banking	BankMobile	Consolidated	Community Business Banking	BankMobile	Consolidated
Interest income (1)	$196,664	$7,940	$204,604	$169,938	$7,008	$176,946
Interest expense	72,100	151	72,251	45,883	39	45,922
Net interest income	124,564	7,789	132,353	124,055	6,969	131,024
Provision for loan losses	627	706	1,333	3,585	—	3,585
Non-interest income	15,904	21,133	37,037	12,398	28,746	41,144
Non-interest expense	72,052	33,979	106,031	60,714	39,064	99,778
Income (loss) before income tax expense (benefit)	67,789	(5,763)	62,026	72,154	(3,349)	68,805
Income tax expense (benefit)	15,638	(1,416)	14,222	20,609	(1,273)	19,336
Net income (loss)	52,151	(4,347)	47,804	51,545	(2,076)	49,469
Preferred stock dividends	7,229	—	7,229	7,229	—	7,229
Net income (loss) available to common shareholders	$44,922	$(4,347)	$40,575	$44,316	$(2,076)	$42,240

Basic earnings (loss) per common share	$1.43	$(0.14)	$1.29	$1.45	$(0.07)	$1.38
Diluted earnings (loss) per common share	$1.39	$(0.13)	$1.26	$1.36	$(0.06)	$1.29
As of June 30, 2018 and 2017

Goodwill and other intangibles	$3,629	$13,521	$17,150	$3,633	$13,982	$17,615
Total assets	$11,017,272	$75,574	$11,092,846	$10,815,752	$67,796	$10,883,548
Total deposits	$6,876,688	$419,266	$7,295,954	$7,021,922	$453,441	$7,475,363
Total non-deposit liabilities	$2,843,360	$17,305	$2,860,665	$2,481,618	$16,278	$2,497,896

(1) - Amounts reported include funds transfer pricing of $7.9 million and $7.0 million for the six months ended June 30, 2018 and 2017, respectively.

The following tables present Customers' business segment results for the quarter ended June 30, 2018 and the preceding four quarters:

Community Business Banking:
	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
Interest income (1)	$104,110	$92,554	$94,407	$95,585	$91,107
Interest expense	40,182	31,917	29,304	30,250	25,228
Net interest income	63,928	60,637	65,103	65,335	65,879
Provision for loan losses	(1,247)	1,874	179	1,874	535
Non-interest income	7,465	8,439	8,200	4,190	6,971
Non-interest expense	37,721	34,331	33,900	33,990	30,567
Income before income tax expense	34,919	32,871	39,224	33,661	41,748
Income tax expense	7,910	7,728	13,369	18,999	14,493
Net income	27,009	25,143	25,855	14,662	27,255
Preferred stock dividends	3,615	3,615	3,615	3,615	3,615
Net income available to common shareholders	$23,394	$21,528	$22,240	$11,047	$23,640

Basic earnings per common share	$0.74	$0.69	$0.72	$0.36	$0.77
Diluted earnings per common share	$0.72	$0.67	$0.68	$0.34	$0.73

(1) - Amounts reported include funds transfer pricing of $3.5 million, $4.4 million, $3.2 million, $2.7 million and $2.7 million for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

BankMobile:
	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
Interest income (1)	$3,529	$4,410	$3,212	$2,700	$2,745
Interest expense	135	16	15	16	18
Net interest income	3,394	4,394	3,197	2,684	2,727
Provision for loan losses	463	243	652	478	—
Non-interest income	8,662	12,471	11,540	13,836	11,420
Non-interest expense	16,029	17,949	20,888	27,050	19,846
(Loss) income before income tax (benefit) expense	(4,436)	(1,327)	(6,803)	(11,008)	(5,699)
Income tax (benefit) expense	(1,090)	(326)	(2,563)	(4,100)	(2,166)
Net (loss) income available to common shareholders	$(3,346)	$(1,001)	$(4,240)	$(6,908)	$(3,533)

Basic (loss) earnings per common share	$(0.11)	$(0.03)	$(0.14)	$(0.23)	$(0.12)
Diluted (loss) earnings per common share	$(0.10)	$(0.03)	$(0.13)	$(0.21)	$(0.11)

(1) - Amounts reported include funds transfer pricing of $3.5 million, $4.4 million, $3.2 million, $2.7 million and $2.7 million for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
(Dollars in thousands, except per share data)
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to Non-GAAP measures used to report business segment performance.

Adjusted Net Income to Common Shareholders - Customers Bancorp					Q4	2,017	Q3	2,017
	Q2 2018		Q1 2018		Q4 2017		Q3 2017		Q2 2017
	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$20,048	$0.62	$20,527	$0.64	$18,000	$0.55	$4,139	$0.13	$20,107	$0.62
Reconciling items (after tax):
Religare impairment	—	—		—	—	—	12,934	0.40	1,758	0.05
Merger and acquisition related expenses	655	0.02	80	—	256	0.01		—	—	—
Losses (Gains) on investment securities	138	—	(10)	—	(170)	—	(3,356)	(0.10)	(1,942)	(0.06)
Catch-up depreciation/amortization on BankMobile assets	—	—	—	—	—	—	1,765	0.05	(883)	(0.03)
Adjusted net income to common shareholders	$20,841	$0.64	$20,597	$0.64	$18,086	$0.56	$15,482	$0.48	$19,040	$0.58

Adjusted Net Income to Common Shareholders - Customers Bancorp	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017

	USD	Per share	USD	Per share
GAAP net income to common shareholders	$40,575	$1.26	$42,240	$1.29
Reconciling items (after tax):
Religare impairment	—	—	(28)	—
Merger and acquisition related expenses	736	0.02	—	—
Losses (Gains) on investment securities	128	—	(1,942)	(0.06)
Catch-up depreciation/amortization on BankMobile assets	—	—	(1,765)	(0.05)
Adjusted net income to common shareholders	$41,439	$1.28	$38,505	$1.18

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Adjusted Net Income to Common Shareholders - Community Business Banking Segment Only
	Q2 2018		Q1 2018		Q4 2017		Q3 2017		Q2 2017
	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$23,394	$0.72	$21,528	$0.67	$22,240	$0.68	$11,047	$0.34	$23,640	$0.73
Reconciling items (after tax):
Religare impairment	—	—	—	—	—	—	12,934	0.40	1,758	0.05
Loss/(Gains) on investment securities	138	—	(10)	—	(170)	—	(3,356)	(0.10)	(1,942)	(0.06)
Adjusted net income to common shareholders	$23,532	$0.73	$21,518	$0.67	$22,070	$0.68	$20,625	$0.64	$23,456	$0.72

Adjusted Net Income to Common Shareholders - Community Business Banking Segment Only	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017

	USD	Per share	USD	Per share
GAAP net income to common shareholders	$44,922	$1.39	$44,316	$1.36
Reconciling items (after tax):
Religare impairment	—	—	(28)	—
Loss/(Gains) on investment securities	128	—	(1,942)	(0.06)
Adjusted net income to common shareholders	$45,050	$1.39	$42,346	$1.30

Adjusted Net Income to Common Shareholders - BankMobile Segment
	Q2 2018		Q1 2018		Q4 2017		Q3 2017		Q2 2017
	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$(3,346)	$(0.10)	$(1,001)	$(0.03)	$(4,240)	$(0.13)	$(6,908)	$(0.21)	$(3,533)	$(0.11)
Reconciling items (after tax):
Merger and acquisition related expenses	655	0.02	80	—	256	0.01	—	—	—	—
Catch-up depreciation/amortization on BankMobile assets	—	—	—	—	—	—	1,765	0.05	(883)	(0.03)
Adjusted net income to common shareholders	$(2,691)	$(0.08)	$(921)	$(0.03)	$(3,984)	$(0.12)	$(5,143)	$(0.16)	$(4,416)	$(0.14)

Adjusted Net Income to Common Shareholders - BankMobile Segment	Six Months Ended June 30, 2018		Six Months Ended June 30, 2017

	USD	Per share	USD	Per share
GAAP net income to common shareholders	$(4,347)	$(0.13)	$(2,076)	$(0.06)
Reconciling items (after tax):
Merger and acquisition related expenses	736	0.02	—	—
Catch-up depreciation/amortization on BankMobile assets	—	—	(1,765)	(0.05)
Adjusted net income to common shareholders	$(3,611)	$(0.11)	$(3,841)	$(0.11)

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands)

Return on Tangible Common Equity - Community Business Banking Segment Only

	Q2 2018	Q2 2017
GAAP net income to common shareholders	$23,394	$23,640

Total shareholder's equity	907,284	904,973
Reconciling Items:
Preferred stock	(217,471)	(217,471)
Goodwill & other intangibles	(3,629)	(3,633)
Tangible common equity	$686,184	$683,869

Return on tangible common equity	13.67%	13.87%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN COMPOSITION (UNAUDITED)
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

Commercial:
Multi-family	$3,542,770	$3,645,374	$3,646,572	$3,769,206	$3,550,375
Mortgage warehouse	1,987,306	1,931,320	1,844,607	2,012,864	2,158,631
Commercial & industrial	1,755,183	1,648,324	1,582,667	1,550,210	1,449,400
Commercial real estate- non-owner occupied	1,155,998	1,195,903	1,218,719	1,237,849	1,216,012
Construction	88,141	81,102	85,393	73,203	61,226
Total commercial loans	8,529,398	8,502,023	8,377,958	8,643,332	8,435,644

Consumer:
Residential	494,265	226,501	235,928	436,979	447,150
Manufactured housing	85,328	87,687	90,227	92,938	96,148
Other consumer	3,874	3,570	3,547	3,819	3,588
Total consumer loans	583,467	317,758	329,702	533,736	546,886
Deferred (fees)/costs and unamortized (discounts)/premiums, net	642	(700)	83	(2,437)	(2,226)
Total loans	$9,113,507	$8,819,081	$8,707,743	$9,174,631	$8,980,304

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION (UNAUDITED)
(Dollars in thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

Demand, non-interest bearing	$1,090,744	$1,260,853	$1,052,115	$1,427,304	$1,109,239
Demand, interest bearing	623,343	510,418	523,848	362,269	359,361
Savings	38,457	36,584	38,838	37,654	41,345
Money market	3,471,249	3,345,573	3,279,648	3,469,410	3,523,056
Time deposits	2,072,161	1,889,031	1,905,693	2,300,439	2,442,362
Total deposits	$7,295,954	$7,042,459	$6,800,142	$7,597,076	$7,475,363

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of June 30, 2018					As of March 31, 2018					As of June 30, 2017
	Total Loans	Non Accrual /NPLs	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs	Total Loans	Non Accrual /NPLs	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs	Total Loans	Non Accrual /NPLs	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs
Loan Type
Originated Loans
Multi-Family	$3,540,261	$1,343	$12,072	0.04%	898.88%	$3,642,808	$—	$12,545	—%	—%	$3,396,888	$—	$12,028	—%	—%
Commercial & Industrial (1)	1,728,577	14,121	14,643	0.82%	103.70%	1,618,845	15,299	14,353	0.95%	93.82%	1,410,252	12,258	13,701	0.87%	111.77%
Commercial Real Estate- Non-Owner Occupied	1,140,483	2,350	4,260	0.21%	181.28%	1,176,949	—	4,444	—%	—%	1,185,878	—	4,593	—%	—%
Residential	106,076	1,902	2,047	1.79%	107.62%	107,920	1,767	2,111	1.64%	119.47%	111,157	610	2,169	0.55%	355.57%
Construction	88,141	—	992	—%	—%	81,102	—	921	—%	—%	61,226	—	716	—%	—%
Other Consumer (2)	1,752	—	131	—%	—%	1,339	—	101	—%	—%	1,159	—	14	—%	—%
Total Originated Loans	6,605,290	19,716	34,145	0.30%	173.18%	6,628,963	17,066	34,475	0.26%	202.01%	6,166,560	12,868	33,221	0.21%	258.17%
Loans Acquired
Bank Acquisitions	136,070	4,264	3,990	3.13%	93.57%	141,343	4,146	4,848	2.93%	116.93%	157,239	4,228	4,970	2.69%	117.55%
Loan Purchases	439,724	2,015	663	0.46%	32.90%	173,960	1,979	803	1.14%	40.58%	403,635	2,075	1,030	0.51%	49.64%
Total Acquired Loans	575,794	6,279	4,653	1.09%	74.10%	315,303	6,125	5,651	1.94%	92.26%	560,874	6,303	6,000	1.12%	95.19%
Deferred (fees) costs and unamortized (discounts) premiums, net	642	—	—	—%	—%	(700)	—	—	—%	—%	(2,226)	—	—	—%	—%
Total Loans Held for Investment	7,181,726	25,995	38,798	0.36%	149.25%	6,943,566	23,191	40,126	0.33%	173.02%	6,725,208	19,171	39,221	0.29%	204.59%
Total Loans Held for Sale	1,931,781	—	—	—%	—%	1,875,515	—	—	—%	—%	2,255,096	—	—	—%	—%
Total Portfolio	$9,113,507	$25,995	$38,798	0.29%	149.25%	$8,819,081	$23,191	$40,126	0.26%	173.02%	$8,980,304	$19,171	$39,221	0.21%	204.59%

(1) Commercial & industrial loans, including owner occupied commercial real estate.
(2) Includes activity for BankMobile related loans, primarily overdrawn deposit accounts.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2018	2018	2017	2017	2017
Originated Loans
Commercial & Industrial (1)	$140	$54	$(109)	$2,025	$1,840
Commercial Real Estate- Non-Owner Occupied	—	—	731	77	—
Residential	42	—	3	125	69
Other Consumer (2)	459	254	686	348	172
Total Net Charge-offs from Originated Loans	641	308	1,311	2,575	2,081
Loans Acquired
Bank Acquisitions	(214)	325	(181)	(80)	(121)
Loan Purchases	—	—	—	—	—
Total Net Charge-offs (Recoveries) from Acquired Loans	(214)	325	(181)	(80)	(121)
Total Net Charge-offs from Loans Held for Investment	$427	$633	$1,130	$2,495	$1,960

(1) Commercial & industrial loans, including owner occupied commercial real estate.
(2) Includes activity for BankMobile related loans, primarily overdrawn deposit accounts.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
(Dollars in thousands)
Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our financial results, which we believe enhance an overall understanding of our performance. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to Non-GAAP measures disclosed within this document.

Net Interest Margin, tax equivalent
	Six months ended June 30,
	2018	2017	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
GAAP Net interest income	$132,353	$131,024	$67,322	$65,031	$68,300	$68,019	$68,606
Tax-equivalent adjustment	342	197	171	171	245	203	104
Net interest income tax equivalent	$132,695	$131,221	$67,493	$65,202	$68,545	$68,222	$68,710

Average total interest earning assets	$10,106,613	$9,581,944	$10,329,530	$9,881,220	$9,875,987	$10,352,394	$9,893,785

Net interest margin, tax equivalent	2.64%	2.76%	2.62%	2.67%	2.79%	2.62%	2.78%

Tangible Common Equity to Tangible Assets
	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
GAAP - Total Shareholders' Equity	$936,227	$919,088	$920,964	$910,642	$910,289
Reconciling Items:
Preferred Stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,471)
Goodwill and Other Intangibles	(17,150)	(17,477)	(16,295)	(16,604)	(17,615)
Tangible Common Equity	$701,606	$684,140	$687,198	$676,567	$675,203

Total Assets	$11,092,846	$10,769,266	$9,839,555	$10,471,829	$10,883,548
Reconciling Items:
Goodwill and Other Intangibles	(17,150)	(17,477)	(16,295)	(16,604)	(17,615)
Tangible Assets	$11,075,696	$10,751,789	$9,823,260	$10,455,225	$10,865,933

Tangible Common Equity to Tangible Assets	6.33%	6.36%	7.00%	6.47%	6.21%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)
(Dollars in thousands, except per share data)

Tangible Book Value per Common Share
	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
GAAP - Total Shareholders' Equity	$936,227	$919,088	$920,964	$910,642	$910,289
Reconciling Items:
Preferred Stock	(217,471)	(217,471)	(217,471)	(217,471)	(217,471)
Goodwill and Other Intangibles	(17,150)	(17,477)	(16,295)	(16,604)	(17,615)
Tangible Common Equity	$701,606	$684,140	$687,198	$676,567	$675,203

Common shares outstanding	31,669,643	31,466,271	31,382,503	30,787,632	30,730,784

Tangible Book Value per Common Share	$22.15	$21.74	$21.90	$21.98	$21.97